UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota		55442

(Address of Principal Executive Offices)		(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURES

Item 7.01. Regulation FD Disclosure
On October 4, 2007, ev3 Inc. announced that it had completed its merger with FoxHollow Technologies, Inc., a company that develops and markets minimally invasive devices for the removal of plaque and thrombus for the treatment of peripheral artery disease. Pursuant to the terms of an agreement and plan of merger dated as of July 21, 2007 among ev3, FoxHollow and Foreigner Merger Sub, Inc., Foreigner Merger Sub, Inc., a wholly owned subsidiary of ev3 Inc., merged with and into FoxHollow, with FoxHollow continuing as the surviving company and becoming a wholly owned subsidiary of ev3.
As a result of integration efforts, ev3 has now completed the combination of ev3’s and FoxHollow’s sales forces. The combined sales force includes approximately 160 sales representatives.
The information in this current report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information, ev3 makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 10, 2007

ev3 Inc.
By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Secretary and Chief Legal Officer